State of Delaware
Secretary of State
Division of Corporations
Delivered 02:37 PM 05/16/2006
FILED 01:57 PM 05/16/2006
SRV 060463298 - 0917612 FILE

CERTIFICATE
FOR
RENEWAL AND REVIVAL OF CHARTER
OF
DNA DYNAMICS, INC.
Formerly Known As:
MULTI-TECH CORPORATION

DNA DYNAMICS, INC., formerly known as: MULTI-TECH CORPORATION, a corporation organized under the laws of Delaware, the certificate of incorporation of which was filed in the office of the Secretary of State on the 1st day of July, 1981, the charter of which was forfeited for failure to obtain a registered agent, now desires to procure a restoration, renewal and revival of its charter, and hereby certifies as follows:

FIRST: The name of this corporation is: DNA DYNAMICS, INC., formerly known as: MULTI-TECH CORPORATION

SECOND: Its registered office in the State of Delaware is located at 16192 Coastal Highway, Lewes, DE 19958, County of Sussex. The name of its registered agent is Harvard Business Services, Inc.

THIRD: The date when the restoration, renewal, and revival of the charter of this company is to commence is the Twenty-eighth day of October, 1991 same being prior to the date of the expiration of the charter. This renewal and revival of the charter of this corporation is to be perpetual.

FOURTH: This corporation was duly organized and carried on the business authorized by its charter until the Twenty-ninth of October A.D. 1991, at which time its charter became inoperative and forfeited for failure to obtain a registered agent, and this certificate for renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

IN TESTIMONY WHEREOF, and in compliance with the provisions of Section 312 of the General Corporation Law of the State of Delaware, as amended, providing for the renewal, extension and restoration of charter of DNA DYNAMICS, INC., formerly known as: MULTI-TECH CORPORATION, have hereunto signed by the last and acting President, to this certificate this 16th day of May, 2006.

BY: [signature] -Signature

Name: JAMES DEERE -please print

Title: VP SECRETARY -please print